SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         INDIANA MICHIGAN POWER COMPANY
             (Exact name of registrant as specified in its charter)

Indiana                                                  35-0410455
(State of incorporation                            (I.R.S. Employer
or organization)                             Identification Number)

1 Riverside Plaza, Columbus, Ohio                             43215
(Address of principal executive offices)                 (Zip Code)


  Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                           Name of each exchange
to be so registered:                            on which each class
Senior Notes,                                  is to be registered:
Series D, due 2032                          New York Stock Exchange


If this Form relates to the  registration of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-58656


Securities to be registered pursuant to Section 12(g) of the Act:

                                None
                          (Title of Class)

Item. 1. Description of Securities to be Registered.

        The description of securities under the heading "SUPPLEMENTAL DESCRIPTION OF THE SENIOR NOTES" in the Registrant's Prospectus relating to the Registrant's 6% Senior Notes, Series D, due 2032, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference in said Registration Statement No. 333-58656.


Item 2.     Exhibits.

      1. Registration Statement on Form S-3, filed by Registrant (Registration Statement No. 333-58656) (incorporated herein by reference).

      2. Indenture, dated as of October 1, 1998, between Registrant and The Bank of New York, as Trustee, as previously supplemented and as further supplemented by a Company Order and Officers' Certificate, dated as of November 22, 2002, relating to the 6% Senior Notes, Series D, due 2032, is incorporated by reference from Registrant's Form S-3 Registration Statement No. 333-58656 filed with the Securities and Exchange Commission and effective on July 2, 2001 (Registration Statement No. 333-58656, Exhibits 4(a), 4(b) and 4(c)) and Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, File No. 1-3570, Exhibit 4(c)).

        Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

                              SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                               INDIANA MICHIGAN POWER COMPANY
Date:  November 22, 2002                             (Registrant)


                               By:_/s/ A. A. Pena____________
                                   A. A. Pena
                                    Vice President